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                                                                     EXHIBIT 5.1

                           Gibson, Dunn & Crutcher LLP
                                     Lawyers
                                  4 Park Plaza
                            Irvine, California 92614
                                 (949) 451-3800
                               www.gibsondunn.com

                                December 20, 2002

Direct Dial                                                           Client No.
(949) 451-3800                                                       80253-00056

Fax No.
(949) 451-4220

Salem Communications Corporation
Salem Communications Holding Corporation
Each of the Guarantors (as defined below)
4880 Santa Rosa Road
Camarillo, California 93012

            Re: Salem Communications Holding Corporation Offering of 7 3/4% Senior Subordinated Notes due 2010

Ladies and Gentlemen:

      As counsel for Salem Communications Holding Corporation, a Delaware corporation ("Salem Holding"), Salem Communications Corporation, a Delaware corporation and sole stockholder of Salem Holding ("Parent"), and the subsidiaries of Parent that have executed the Guarantees (as hereinafter defined) (collectively, including Parent, the "Guarantors") we are familiar with the Registration Statement on Form S-3 (File No. 333-86580) of the Registrants (as defined below), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), on April 19, 2002, as amended by Amendment No. 1 to Registration Statement filed with the SEC on May 16, 2002 (the "Registration Statement"), and the prospectus and prospectus supplement with respect thereto, dated December 13, 2002 (together, the "Prospectus"), with respect to the registration under the Act of the offering and sale by Salem Holding of $100,000,000 aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2010 (the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of December 23, 2002 (the "Indenture"), among Salem Holding, the Guarantors and The Bank of New York, as trustee, and will be guaranteed by the Guarantors pursuant to the terms of the Indenture and the notation thereof endorsed on the Notes (the "Guarantees"). The Securities (as defined below) are to be publicly offered and sold by Deutsche Bank Securities Inc. and BNY Capital Markets, Inc. (the "Underwriters"). The Securities will be acquired by the Underwriters pursuant to the terms of an underwriting agreement dated December 13, 2002, among the Registrants and the Underwriters (the "Underwriting Agreement.") Salem Holding and the Guarantors are collectively referred to
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Salem Communications Corporation
Salem Communications Holding Corporation
December 20, 2002
Page 2

herein as the "Registrants." The Notes and the Guarantees are referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

      For the purpose of rendering this opinion, we have examined, among other things, the Registration Statement, the Prospectus, the Underwriting Agreement, the Indenture and the form of the Notes. We have also examined the record of and are familiar with the corporate action taken by Salem Holding, Parent and the other Guarantors in connection with the authorization, issuance and sale of the Securities. We have also made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. We have obtained from officers of Salem Holding, Parent and the other Guarantors such other certificates and assurances as we consider necessary for the purpose of this opinion.

      In rendering this opinion, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons. We have assumed that there are no agreements or understandings between or among the parties to the Indenture that would expand, modify or otherwise affect the terms of the Note or Indenture or the respective rights or obligations of the parties thereunder.

      On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein we are of the opinion that:

      1. The Notes, when executed, authenticated and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, including receipt of the consideration set forth therein, and offered and sold as described in the Registration Statement and the Prospectus, will be legal, valid and binding obligations of Salem Holding, enforceable against Salem Holding in accordance with their terms.

      2. The Guarantee of each Guarantor, when executed, authenticated and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, will be the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms.

      The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:
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Salem Communications Corporation
Salem Communications Holding Corporation
December 20, 2002
Page 3

            A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America and to the facts as they presently exist. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

            B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

            C. We express no opinion regarding the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a guarantor or surety, unless such defense has been waived effectively by such Guarantor.

      This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Gibson, Dunn & Crutcher LLP

                                              GIBSON, DUNN & CRUTCHER LLP

TDM/JDB/MAH/RJB